Exhibit 3.1

OPERATING AGREEMENT OF TERRA SECURED INCOME FUND 5, LLC

AMENDED AND RESTATED LIMITED LIABILITY COMPANY AGREEMENT

OF

TERRA SECURED INCOME FUND 5, LLC

This Amended and Restated Limited Liability Company Agreement, effective as of January 1, 2016, is entered into among the undersigned parties on the following terms and conditions.

WHEREAS, the limited liability company agreement (the "Original Agreement") of Terra Secured Income Fund 5, LLC (the "Company") was made effective as of July 28, 2013;

WHEREAS, the Company issued and sold an aggregate of 2,878.9 Units in the Company to investors who have become Members of the Company;

WHEREAS, the Company, through its wholly-owned merger subsidiaries (each, individually a "Merger Subsidiary" and collectively, the "Merger Subsidiaries"), will enter into merger agreements, dated January 1, 2016 (the "Merger Agreements"), pursuant to which each of Terra Secured Income Fund 1, LLC ("Terra Fund 1") , Terra Secured Income Fund 2, LLC ("Terra Fund 2"), Terra Secured Income Fund 3, LLC ("Terra Fund 3"), and Terra Secured Income Fund 4, LLC ("Terra Fund 4" and, together with Terra Fund 1, Terra Fund 2 and Terra Fund 3, the "Terra Funds") will merge with a Merger Subsidiary, with, in each case, the respective Terra Fund being the surviving limited liability company in the merger (the "Mergers");

WHEREAS, the value of the consideration (the "Merger Consideration") to be paid to unitholders of the Terra Funds (the "Terra Fund Unitholders") in each Merger will be equal to the Exchange Value (as set forth in the applicable Merger Agreement) of each Terra Fund;

WHEREAS, the Merger Consideration will be paid to Terra Fund Unitholders either in cash, through the issuance of Units in the Company or, in the case of Terra Fund Unitholders electing to enter the liquidation phase of their investments in their respective Terra Funds, through the issuance of a new class of units in the Company ("Termination Units"), providing the holders of such Termination Units, on the terms described herein, with a path to liquidating their investments on or before the original expected liquidation date of their existing Terra Fund;

WHEREAS, the Units and the Termination Units to be issued in the Mergers are being valued at $43,410 per unit;

WHEREAS, the manager(s) of the Terra Funds and the Terra Fund Unitholders have approved the Mergers;

WHEREAS, the Company as sole member of each of the Merger Subsidiaries has approved the Mergers, the Merger Agreement and the consummation of the transactions contemplated thereby;

WHEREAS, upon completion of the Mergers, the Company will contribute the consolidated portfolio of Assets, subject to liabilities, of the Company and the Terra Funds to a newly organized real estate investment trust subsidiary of the Company (the "REIT") in exchange for shares of common stock in the REIT (the "REIT Shares");

WHEREAS, the Company will sell up to 1,595.7 additional Units in a concurrent private placement (the "Concurrent Private Placement") to Terra Fund Unitholders and existing Members of the Company, at a purchase price of $47,000 per newly issued Unit;

WHEREAS, the Manager and the Members have approved certain amendments to the Original Agreement to reflect that upon consummation of the Mergers, certain services (as described below) which had been provided by the Manager to the Company will instead be provided to, and the fees associated with such services will be paid by,

1

the REIT pursuant to a management agreement between the REIT and the Manager (the "Management Agreement"); and

WHEREAS, in order to allow the consummation of the Mergers and the other transactions to be approved in connection with the Mergers, the Manager and the Member have approved certain amendments to the Original Agreement and the adoption of this Agreement as the limited liability company agreement of the Company, effective as of the date set forth above.

NOW THERETOFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

Unless otherwise defined herein, capitalized terms shall have the respective meanings of such terms as set forth on Exhibit A hereto.

1.          Organization.

1.1           Formation. On April 24, 2013, a Certificate of Formation was filed in the office of the Secretary of State of the State of Delaware in accordance with and pursuant to the Act. The execution, delivery and filing of the Certificate of Formation by the organizer of the Company, who is hereby designated an "authorized person" within the meaning of the Act, is hereby approved and ratified in all respects, and such organizer's powers as an authorized person have ceased, and the Manager has become the designated "authorized person" of the Company.

1.2           Adoption of Amended and Restated Limited Liability Company Agreement. On December 15, 2015, the Manager and the Members approved certain amendments to the Original Agreement and the adoption of this Agreement as the limited liability company agreement of the Company, effective as of January 1, 2016.

1.3           Name and Place of Business. The name of the Company shall be Terra Secured Income Fund 5, LLC, and its principal place of business shall be 805 Third Avenue, 8th floor, New York, New York 10022. The Manager may change such name, change such place of business or establish additional places of business of the Company as the Manager may determine to be necessary or desirable.

1.4           Business and Purpose of the Company. The Company's business and primary purpose shall be the origination, funding and structuring of real estate-related loans, including mezzanine loans, first and second mortgage loans, subordinated mortgage loans, bridge loans, preferred equity investments and other loans related to high quality commercial real estate, as well as the acquisition of some equity participations in the underlying collateral of such loans (collectively the "Assets"), to be held by the Company directly or indirectly, and such activities as are necessary or incidental in connection therewith, and any other business that may be lawfully conducted by a limited liability company pursuant to the Act.

1.5           Term. The term of the Company shall terminate on December 31, 2023, unless the Company is sooner dissolved as provided in this Agreement.

1.6           Required Filings. The Manager shall execute, acknowledge, file, record and/or publish such certificates and documents, as may be required by this Agreement or by law in connection with the formation and operation of the Company.

1.7           Registered Office and Registered Agent. The Company's initial registered office and initial registered agent shall be as provided in the Certificate of Formation. The registered office and registered agent may be changed from time to time by the Manager by filing the address of the new registered office and/or the name of the new registered agent pursuant to the Act.

1.8           Certain Transactions. Any Manager, Member, or any Affiliate, or any shareholder, officer, director, employee, partner, member, manager or any person owning an interest therein, may engage in or possess an interest in any other business or venture of any nature or description, whether or not competitive with the Company,

2

including, but not limited to, the acquisition, syndication, ownership, financing, management and brokerage of assets similar to the Assets and no Manager, Member or other person or entity shall have any interest in such other business or venture by reason of their interest in the Company.

2.          Capitalization and Financing.

2.1          Members' Capital Contributions.

2.1.1        Units. The Company is hereby authorized to sell and issue an unlimited number of Units, or fractional increments thereof, and to admit the persons who acquire such Units as Members, accepting in exchange therefore such consideration as the Manager shall determine. The minimum purchase shall be one Unit, except that the Manager may, in its sole discretion, issue and sell Units to Members in fractional increments for less than the minimum purchase amount. The purchase price for any fractional Unit shall be the purchase price for such Unit multiplied by the fractional increment desired to be purchased. Additionally, the Company is hereby authorized to sell and issue Termination Units to the Terra Fund Unitholders electing to receive such Termination Units in the Mergers, as provided in the Merger Agreements. The Company will limit the sale and redemption of Units and Termination Units in a manner sufficient to prevent the assets of the Company from becoming "plan assets" as defined under Regulation 2510.3-101 of the U.S. Department of Labor, as modified by Section 3(42) of ERISA. In addition, at no time shall the Manager and any of its Affiliates own, directly or indirectly, greater than 50% of the outstanding Units.

2.1.2        Payment of Purchase Price. The purchase price of each Unit shall be paid in full in cash (or other consideration approved by the Manager in connection with the issuance of Units in the Mergers) at the time of execution of the Subscription Agreement. Payment of the purchase price for a Unit shall constitute the initial Capital Contribution.

2.1.3        Subscription Agreement. Other than in connection with the Mergers, each person desiring to acquire Units and become a Member, shall tender to the Company a Subscription Agreement for the number of Units desired, together with the correct full Subscription Payment of the Units so subscribed. The Company shall accept or reject each Subscription Agreement within 30 days after the Company receives the same (and the failure by the Company to accept a Subscription Agreement within said 30 days shall constitute a rejection thereof). Acceptance of a Subscription Agreement shall be evidenced by the execution by the Manager. The accompanying Subscription Payment shall become a Capital Contribution by such subscriber.

2.1.4        Acceptance of Subscription Agreement. After acceptance of any tendered Subscription Agreement by the Company, the accompanying Subscription Payment shall be sent directly to and retained by the Company. Investors in the Company shall be admitted into the Company on the first day of the calendar month following the month in which the Company accepts such subscriber's subscription unless admitted earlier by the Manager. All subscriptions shall be accepted or rejected by the Company within 30 days of their actual receipt by the Company. If the Manager does not respond to a subscription within such 30 day period, the potential investor shall be deemed to be rejected. If rejected, all Subscription Payments shall be returned to the subscriber.

2.1.5        Escrow Account. The Company confirms that funds previously held in the non-interest bearing escrow account ("Escrow Account") at UMB Bank, N.A. have been released to the Company.

2.1.6        Cancellation of Offering. The Company further confirms that because the conditions for the closing of the initial Offering have been completed, the Offering has not been cancelled but has closed.

2.1.7        Admission of Terra Fund Unitholders in connection with the Mergers. Upon consummation of the Mergers, each Terra Fund Unitholder who, in accordance with the procedures set forth in the Memorandum (the "Merger Procedures"), has elected or is otherwise required to receive Units in the Merger will be admitted as a Member of the Company and will hold the number of Units specified for such member in the books and records of the Company and each Terra Fund Unitholder who, in accordance with the Merger Procedures, has elected to receive Termination Units in the Company shall be admitted as a member of the Company and hold the number of Termination Units in the Company specified for such member in the books and records of the Company.

3

2.1.8        Admission of a Member. To the extent required by law, the Manager shall amend this Agreement and take such other action as the Manager deems necessary or appropriate promptly after receipt of the Members' Capital Contributions to the Company to reflect the admission of those persons to the Company as Members.

2.1.9        Liabilities of Members. Except as specifically provided in this Agreement, neither the Manager nor any other Member shall be required to make any additional contributions to the Company and no Manager or Member shall be liable for the debts, liabilities, contracts, or any other obligations of the Company, by reason of being a Member or Manager of the Company, nor shall the Manager or the Members be required to lend any funds to the Company or to repay to the Company, any Member, or any creditor of the Company any portion or all of any deficit balance in a Member's Capital Account.

2.1.10     Termination Units.

(a)          The Manager is authorized to make payments to Members who hold Termination Units in an amount necessary to provide such Members with a 6% per annum cumulative, non-compounded return on such Member's Unreturned Invested Capital.

(b)          In addition, if in the judgment of the Manager, the Company has received, prior to the Applicable Termination Unit Scheduled Redemption Date, repayments of principal on its loan portfolio Assets in amounts (reduced by amounts previously paid in redemption of Termination Units under this Agreement) that equal or exceed the Book Value (calculated as of the end of the immediately preceding calendar quarter) of the Termination Units issued in the Merger involving the Terra Fund to which the Applicable Termination Unit Scheduled Redemption Date relates (the "Targeted Termination Units"), the Manager is authorized to cause the Company, on or before the Applicable Termination Unit Scheduled Redemption Date or as soon thereafter as practicable, to call the Targeted Termination Units for redemption at their Termination Unit Repurchase Price. The Manager is also authorized to cause the Company to redeem Termination Units at any time prior to their Applicable Termination Unit Scheduled Redemption Date, in whole or in part, at the Termination Unit Repurchase Price.

(c)          Any redemption of Termination Units shall be subject to the additional condition that payment of the Termination Unit Repurchase Price will not violate the Act or any credit agreement to which the Company or its subsidiaries are a party. In addition, to the extent there is any shortfall in repayments of principal by the Applicable Termination Unit Scheduled Redemption Date to the fund the redemption of Termination Units or such redemption would violate the Act or any such credit agreement, the Manager will endeavor in good faith to have the Company call the affected Termination Units for redemption in the quarterly period following the date, in the judgment of the Manager, that sufficient principal repayments have been received by the Company or violation of the Act or credit agreement is no longer at issue or as soon thereafter as practicable.

(d)          The Manager shall cause Termination Units to be redeemed by notifying Members who hold such Termination Units that their Termination Units are being or have been redeemed. Such notice shall specify the redemption date, which date shall be determined in the Manager's discretion and shall indicate whether each Termination Unit is being redeemed in whole or in part. On the redemption date, the Company shall send the Termination Unit Repurchase Price to Members whose Termination Units (or fractions thereof) are being redeemed. Upon making such payment, each redeemed Termination Unit (or fraction thereof) shall no longer be outstanding and the holders of such redeemed Termination Unit (or fraction thereof) shall have no further rights under this Agreement with respect to such Termination Unit (or redeemed fraction thereof) other the right to receive the Termination Unit Redemption Price. In causing the Company to redeem Termination Units, the Manager shall endeavor in good faith to treat the Termination Units issued in respect of each Merger in a consistent manner.

(e)          Net Income and Net Loss and, to the extent necessary, individual items of income, gain, loss or deduction for each allocation period shall be in a manner such that the Capital Accounts of each Member holding Termination Units, immediately after making such allocation, and after taking into account actual distributions made during such allocation period (and distributions with respect to such allocation period made after the end of such allocation period if the Manager is able to determine in good faith the manner in which such distributions shall be made) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their

4

Gross Asset Value, all liabilities of the Company, including the Company's share of any liability of an entity that is treated as a partnership for U.S. federal income tax purposes in which the Company is a partner, were satisfied (limited with respect to each Nonrecourse Debt to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 2.1.10(c) to the Members immediately after making such allocation, minus (ii) such Member's share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets. Any Net Income and Net Loss or items thereof allocated pursuant to this Section 2.1.10(e) shall reduce Net Income and Net Loss allocated pursuant to Section 3.1.

2.1.11      Representations and Warranties of Members. Unless waived by the Manager, each Member by becoming a Member represents and warrants to the Company and the Manager that such Member (i) is an "Accredited Investor" within the meaning of Rule 501(a) of the Securities Act of 1933, as amended (the "Securities Act"), (ii) is acquiring the Units or Termination Units for investment and not with a view to distribution or resale, and (iii) understands the Units and Termination Units have not been registered under the Securities Act or any state "blue sky" or securities laws and are not freely transferable, such Member must bear the economic risk of investment in the Units or the Termination Units for an indefinite period of time, and the Units and Termination Units cannot be sold unless they are subsequently registered or an exemption from such registration is available and such Member complies with the other applicable provisions of this Agreement.

2.2           Member Loans. The Manager or its Affiliates may, but will have no obligation to, make loans to the Company to acquire Assets or pay Company operating expenses. Any such loan shall bear interest at the actual cost of funds to the Manager and provide for the payment of principal and any accrued but unpaid interest in accordance with the terms of the promissory note evidencing such loan, but in no event later than dissolution of the Company.

2.3           Company Loans. The Company may obtain or assume, in the sole and absolute discretion of the Manager, loans to acquire or refinance the Assets.

3.          Allocation of Tax Items.

3.1          Allocation of Net Income and Net Loss. After giving effect to the special allocations in Sections 3.2 and 3.3, Net Income and Net Loss and, to the extent necessary, individual items of income, gain, loss or deduction for each allocation period shall be in a manner such that the Capital Accounts of each Member, immediately after making such allocation, and after taking into account actual distributions made during such allocation period (and distributions with respect to such allocation period made after the end of such allocation period if the Manager is able to determine in good faith the manner in which such distributions shall be made) is, as nearly as possible, equal (proportionately) to (i) the distributions that would be made to such Member if the Company were dissolved, its affairs wound up and its assets sold for cash equal to their Gross Asset Value, all liabilities of the Company, including the Company's share of any liability of an entity that is treated as a partnership for U.S. federal income tax purposes in which the Company is a partner, were satisfied (limited with respect to each Nonrecourse Debt to the Gross Asset Value of the assets securing such liability) and the net assets of the Company were distributed in accordance with Section 4.1 to the Members immediately after making such allocation, minus (ii) such Member's share of Company Minimum Gain and Member Minimum Gain, computed immediately prior to the hypothetical sale of assets.

3.2         Regulatory Allocations.

3.2.1        Company Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3, if there is a net decrease in Company Minimum Gain during any Company fiscal year, each Member shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in proportion to, and to the extent of, an amount equal to such Member's share of the net decrease in Company Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section 3.2.1 is intended to comply with the partnership minimum gain chargeback requirement in the Treasury Regulations and shall be interpreted consistently therewith. This provision shall not apply to the extent the Member's share of net decrease in Company Minimum Gain is caused by a guaranty, refinancing, or other change in the debt instrument causing it to become partially or wholly recourse debt or Member Nonrecourse Debt, and such Member bears the economic risk of loss (within the meaning of Treasury Regulations Section 1.752-2) for the newly guaranteed,

5

refinanced or otherwise changed debt or to the extent the Member contributes cash to the capital of the Company that is used to repay the Nonrecourse Debt, and the Member's share of the net decrease in Company Minimum Gain results from the repayment.

3.2.2        Member Minimum Gain Chargeback. Notwithstanding any other provision of this Section 3, except Section 3.2.1, if there is a net decrease in Member Minimum Gain, any Member with a share of that Member Minimum Gain (as determined under Treasury Regulations Section 1.704-2(i)(5)) as of the beginning of the year shall be allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Member's share of the net decrease in Member Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(g)(2). This Section shall not apply to the extent the net decrease in Member Minimum Gain arises because the liability ceases to be Member Nonrecourse Debt due to conversion, refinancing or other change in a debt instrument that causes it to become partially or wholly a Nonrecourse Debt. This Section is intended to comply with the partner minimum gain chargeback requirements in the Treasury Regulations and shall be interpreted consistently therewith and applied with the restrictions attributable thereto.

3.2.3        Qualified Income Offset. In the event any Member unexpectedly receives any adjustments, allocations, or distributions described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), 1.704-1(b)(2)(ii)(d)(5) or 1.704-1(b)(2)(ii)(d)(6), items of Company income and gain shall be specially allocated to such Member in an amount and manner sufficient to eliminate, to the extent required by the Treasury Regulations, the Adjusted Capital Account Deficit created by such adjustment, allocation or distribution as quickly as possible.

3.2.4        Nonrecourse Deductions. Nonrecourse Deductions for any fiscal year or other period shall be allocated to the Members in proportion to their Units and each Member's share of excess Nonrecourse Debt shall be in the same proportion.

3.2.5        Member Nonrecourse Deductions. Member Nonrecourse Deductions for any fiscal year shall be allocated to the Member who bears the economic risk of loss as set forth in Treasury Regulations Section 1.752-2 with respect to the Member Nonrecourse Debt. If more than one Member bears the economic risk of loss for a Member Nonrecourse Debt, any Member Nonrecourse Deductions attributable to that Member Nonrecourse Debt shall be allocated among the Members according to the ratio in which they bear the economic risk of loss.

3.2.6        Gross Income Allocation. Net Loss shall not be allocated to any Member to the extent such allocation would cause any Member to have an Adjusted Capital Account Deficit at the end of a fiscal year. In the event any Member has an Adjusted Capital Account Deficit at the end of any fiscal year, each such Member shall be specially allocated items of Company gross income and gain in the amount of such Adjusted Capital Account Deficit as quickly as possible.

3.3           Curative Allocations. Notwithstanding any other provision of this Agreement, the Regulatory Allocations shall be taken into account in allocating items of income, gain, loss and deduction among the Members so that, to the extent possible, the net amount of such allocations of other items and the Regulatory Allocations to each Member shall be equal to the net amount that would have been allocated to each such Member if the Regulatory Allocations had not occurred.

3.4           Contributed or Revalued Property. In accordance with Code Section 704(c) and the Treasury Regulations thereunder and with Section 1.704-1(b)(2)(iv)(f)(4) and 1.704-1(b)(4)(i) of the Treasury Regulations, income, gain, loss and deduction with respect to any property contributed to the capital of the Company or property revalued on the Company's books and in the Capital Accounts shall, solely for tax purposes, be allocated among the Members so as to take account of any variation between the adjusted basis of such property to the Company for federal income tax purposes and its initial fair market value, under any permissible method selected by the Manager.

3.5           Allocation of Company Items. Except as otherwise provided herein, whenever a proportionate part of Net Income or Net Loss is allocated to a Member, every item of income, gain, loss or deduction entering into the computation of such Net Income or Net Loss, and every item of credit or tax preference related to such

6

allocation and applicable to the period during which such Net Income or Net Loss was realized shall be allocated to the Member in the same proportion.

3.6           Allocation Within Period. For purposes of determining the Net Income, Net Loss, or any other items allocable to any period, Net Income, Net Loss, and any such other items shall be determined on a daily, monthly, or other basis, as determined by the Manager using any permissible method under Code Section 706 and the regulations thereunder. No new Member shall be entitled to any retroactive allocation of losses, income or expense deductions incurred by the Company. The Manager may, at its option, at the time a Member is admitted, close the Company books (as though the Company's tax year had ended) or make pro rata allocations of loss, income and expense deductions to a new Member for that portion of the Company's tax year in which a Member was admitted in accordance with the provisions of Code Section 706(d).

3.7           Power of Manager to Vary Allocations. It is the intent of the Members that each Member's share of Net Income and Net Loss be determined and allocated in accordance with the provisions of this Section 3 to the fullest extent permitted by Section 704(b) of the Code and the provisions of this Agreement shall be so interpreted. Therefore, if the Company is advised by the Company's legal counsel or accountants that the allocation provisions of this Section 3 are unlikely to be respected for federal income tax purposes, the allocation provisions of this Section 3 shall be deemed amended by the Members in the manner and to the extent determined by the Manager, on advice of accountants or legal counsel, to be in the best interest and consistent with the economic sharing of the Members set forth in this Agreement, but in no event shall such reallocation be greater than the minimum reallocation necessary so that the allocation in this Section 3 will be respected for federal income tax purposes.

3.8          Consent of Members. The allocation methods of Net Income and Net Loss are hereby expressly consented to by each Member as a condition of becoming a Member.

3.9          Withholding Obligations.

3.9.1        Tax Payment as Loan. If the Company is required (as determined in good faith by the Manager) to make a payment ("Tax Payment") with respect to any Member to discharge any legal obligation of the Company or the Manager to make payments to any governmental authority with respect to any federal, foreign, state or local tax liability of such Member arising as a result of such Member's interest in the Company, then, notwithstanding any other provision of this Agreement to the contrary, the amount of any such Tax Payment shall be deemed to be a loan by the Company to such Member, which loan shall bear interest at the Prime Rate and be payable upon demand or by offset to any Distribution which otherwise would be made to such Member.

3.9.2        Effect of Tax Payment on Distributions. If and to the extent the Company is required to make any Tax Payment with respect to any Member, or elects to make payment on any loan described in Section 3.9.1 by offset to a Distribution to a Member, either (i) such Member's proportionate share of such Distribution shall be reduced by the amount of such Tax Payment or (ii) such Member shall pay to the Company prior to such Distribution an amount of cash equal to such Tax Payment. In the event a portion of a Distribution in kind is retained by the Company pursuant to clause (i) above, such retained assets may, in the discretion of the Manager, either (A) be distributed to the other Members or (B) be sold by the Company to generate the cash necessary to satisfy such Tax Payment. If the asset is sold, then for purposes of income tax allocations only under the Agreement, any gain or loss from such sale or exchange shall be allocated to the Member to whom the Tax Payment relates. If the asset is sold at a gain and the Company is required to make any Tax Payment on such gain, the Member to whom the gain is allocated shall pay the Company prior to the due date of Tax Payment an amount of cash equal to such Tax Payment.

3.9.3        Withholding of Distributions. The Manager shall be entitled to hold back any Distribution to any Member to the extent the Manager believes in good faith that a Tax Payment will be required with respect to such Member in the future and the Manager believes that there will not be sufficient subsequent Distributions to make such Tax Payment.

7

4.          Distributions.

4.1         Cash from Operations, Sale, Exchange or Refinancing. Except as otherwise provided in Section 12, Distributable Cash with respect to each calendar month shall be distributed as follows:

4.1.1        First, to the Members (in proportion to their ownership of Distributable Units) until each Member has received cumulative distributions under this Section 4.1.1 equal to their Deemed Capital Contributions, provided that the aggregate distributions under this section with respect to any Unit shall not exceed the Deemed Capital Contribution with respect to such Unit. Once cumulative distributions under this Section 4.1.1 with respect to a Unit equal the Deemed Capital Contribution with respect to such Unit, then no further distributions shall be made with respect to that Unit until cumulative distributions on all Distributable Units are equal to the respective Deemed Capital Contributions of those Units.

4.1.2        Second, to the Members (in proportion to their accrued but unpaid Preferred Return) until each Member has received cumulative Distributions under this Section 4.1.2 in an amount equal to their accrued but unpaid Preferred Return; and

4.1.3       Third, 85% to the Members (in proportion to their ownership of Units) and 15% to the Manager.

4.2         Restrictions. The Company intends to make periodic distributions of substantially all cash determined by the Manager to be distributable, subject to the following: (i) all Distributions are subject to the payment, and the maintenance of reasonable reserves for payment, of Company obligations and (ii) the Manager may, in its sole and absolute discretion, reinvest cash from the sale, repayment, exchange or refinance of such Asset in a new Asset.

5.          Compensation to the Manager and Affiliates.

5.1         Manager's and Affiliates' Compensation.

(a)           The Manager and its Affiliates shall receive compensation from the Company for services rendered or to be rendered only as specified in this Agreement, except that upon consummation of the Mergers, services that had been provided by the Manager to the Company which entitled the Manager to receive from the Company the origination fee, the monthly asset management fee, the monthly asset servicing fee, the disposition fee and the transaction breakup fee will instead be provided to the REIT and accordingly the fees associated with such services will be paid by the REIT to the Manager pursuant to the Management Agreement.

(b)           Unless otherwise provided in the applicable Memorandum, the Company will pay the following fee and reimburse the Manager or its Affiliates (to the extent not otherwise paid or reimbursed to the Manager or its Affiliates by the REIT) for organization and offering expenses up to two percent (2.0%) of the gross proceeds raised in any Offering, which expenses include the cumulative cost of actual legal, accounting, printing, and marketing expenses such as (i) salaries and direct expenses of employees and others while engaged in the Offering, (ii) participating in due diligence, training seminars and education conferences and (iii) coordinating generally the marketing process; provided, however, unless otherwise provided in the applicable Memorandum, in the event that such expenses are less than 2.0% of the gross offering proceeds, the Manager will nonetheless receive the 2.0% reimbursement payment and will retain any remaining amount as an additional fee for services rendered in connection with the Offering. Unless otherwise provided in the applicable Memorandum, if such expenses exceed 2.0% of the gross offering proceeds, the Manager will pay any such excess.

5.2          Company Expenses. The Company shall be responsible to the extent the Company incurs costs and expenses relating to the Company's activities, real estate-related asset investments and the ongoing business of the Company, including (i) all costs and expenses attributable to originating, holding, managing and disposing of the Assets, (ii) legal, accounting, auditing, consulting and other fees and expenses, (iii) all reasonable out-of-pocket fees and expenses incurred by the Company, the Manager, or the Manager's agents, officers and employees relating to investment and disposition opportunities for the Company not consummated, (iv) any taxes, fees and other

8

governmental charges levied against the Company and (v) any fees and expenses paid to third parties in connection with raising capital for the Company. The Manager may use its own employees or employees of any Affiliate to provide accounting, tax, data processing, engineering, market research or other professional services to the Company that would otherwise be performed by third parties and, in such event, the Company will reimburse the cost of performing such services (but only to the extent that such services are not otherwise reimbursed to the Manager or its Affiliates by the REIT). Such reimbursements may include employment costs and related overhead expenses allocable thereto, as reasonably determined by the Manager based on the time expended by the employees who render such services, provided that no such reimbursement shall exceed the amount that would be payable by the Company if the services were provided in an arms-length transaction with an independent third party.

6.          Authority and Responsibilities of the Manager.

6.1          Management. The business and affairs of the Company and its subsidiaries shall be managed by the Manager. Except as otherwise set forth in this Agreement, the Manager shall have full and complete authority, power and discretion to manage and control the business, affairs and properties of the Company and its subsidiaries, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the Company's, and its subsidiaries', business.

6.2          Number, Tenure and Qualifications. The Company shall have one Manager which shall be Terra Capital Advisors, LLC, a Delaware limited liability company. The Manager shall hold office until such Manager is removed, withdraws or resigns.

6.3          Manager Authority. The Manager shall have all authority, rights and powers conferred by law (subject to Section 6.4 and Section 7.2, if required) and those required or appropriate to the management of the Company's business, which, by way of illustration but not by way of limitation, shall include the right, authority and power to cause the Company, or any of its subsidiaries, to:

6.3.1       originate, fund, acquire, structure, hold, develop, operate, sell, exchange, subdivide and otherwise dispose of assets of the Company, including the Assets;

6.3.2       in its sole and absolute discretion, extend the Offering Termination Date for up to two extensions of six months each.

6.3.3       increase the maximum number of holders of Units;

6.3.4       borrow money, and, if security is required therefor, to pledge or mortgage or subject Assets to any security device, to obtain replacements of any mortgage or other security device and to prepay, in whole or in part, refinance, increase, modify, consolidate, or extend any mortgage or other security device. All of the foregoing shall be on such terms and in such amounts as the Manager, in its sole discretion, deems to be in the best interest of the Company;

6.3.5       enter into such contracts and agreements as the Manager determines to be reasonably necessary or appropriate in connection with the Company's business and purpose (including contracts with Affiliates of the Manager) and any contract of insurance that the Manager deems necessary or appropriate for the protection of the Company and the Manager, including errors and omissions insurance, for the conservation of Company assets, or for any purpose convenient or beneficial to the Company;

6.3.6       employ persons, who may be Affiliates of the Manager, in the operation and management of the business of the Company;

6.3.7       prepare or cause to be prepared reports, statements and other relevant information for distribution to the Members;

9

6.3.8       open accounts and deposits and maintain funds in the name of the Company in banks, savings and loan associations, "money market" mutual funds and other instruments as the Manager may deem in its discretion to be necessary or desirable;

6.3.9       cause the Company to make or revoke any of the elections referred to in the Code (the Manager shall have no obligation to make any such elections);

6.3.10     select as its accounting year a calendar or fiscal year as may be approved by the Internal Revenue Service (the Company has initially adopted the calendar year);

6.3.11     determine the appropriate accounting method or methods to be used by the Company;

6.3.12     enter into the Merger Agreements and to take all actions determined by the Manager in its discretion to be necessary to consummate the Mergers, including the issuance of Units and Termination Units and the payment of cash consideration to the Terra Fund Unitholders in the Mergers and the execution, delivery and acknowledgement of all documents, agreements and instruments that the Manager in its sole discretion determines are useful or required in connection therewith;

6.3.13     enter into the Management Agreement;

6.3.14     in addition to any amendments otherwise authorized herein, except for amendments relating to (i) the obligations of the Members to make contributions to the Company, and (ii) permitted transfers of the Units, which although such amendments may be effectuated by the Manager, will not be effective against any Member without such Member's written consent, amend this Agreement without any action on the part of the Members by special or general power of attorney or otherwise:

(a)          to add to the representations, duties, services or obligations of the Manager or its Affiliates, for the benefit of the Members;

(b)          to cure any ambiguity or mistake, to correct or supplement any provision herein that may be inconsistent with any other provision herein, or to make any other provision with respect to matters or questions arising under this Agreement that will not be inconsistent with the provisions of this Agreement;

(c)          to delete or add any provision of this Agreement required to be so deleted or added for the benefit of the Members by the staff of the Securities and Exchange Commission or by a state "Blue Sky" Commissioner or similar official;

(d)          to amend this Agreement to reflect the addition or substitution of Members or the reduction of the Capital Accounts upon the return of capital to the Members;

(e)          to reconstitute the Company under the laws of another state if beneficial;

(f)           change the name and/or principal place of business;

(g)          decrease the rights and powers of the Manager (so long as such decrease does not impair the ability of the Manager to manage the Company and conduct its business affairs);

(h)          modify this Agreement to make any changes as requested or required by any lender or potential lender which may be required to obtain financing or to add or delete any such provisions after repayment of any such loans;

(i)           to make reasonable determinations regarding whether the continued participation of a Member would result in the assets of the Company being deemed "plan assets" for ERISA purposes, as defined under ERISA or by any regulation of the U.S. Department of Labor, or other federal agency having jurisdiction (a "Plan Asset Event"), and shall take reasonable steps to correct or cure the Plan Asset Event and, in the event that the

10

Manager determines that it is not reasonably possible to correct or cure such Plan Asset Event, taking into account the overall interests of the Company and its Members, redeem any Member's Units, or require the sale of all or any portion of any Redeemed Member's Units to one or more Members, in whole or in part, at a redemption price equal to the Plan Asset Redemption Value;

(j)           to execute, acknowledge and deliver any and all instruments to effectuate the foregoing, including the execution, acknowledgment and delivery of any such instrument by the attorney-in-fact for the Manager under a special or limited power of attorney, and to take all such actions in connection therewith as the Manager shall deem necessary or appropriate with the signature of the Manager acting alone;

(k)           modify this Agreement in any manner that the Manager in its sole discretion determines is useful or required in furtherance of the Mergers;

(l)           modify this Agreement to make any changes necessary to enable the Company to make a Distribution in-kind of REIT Shares; and

(m)         admit as the Manager any person or entity assigned a Manager's interest pursuant to Section 9.4 of this Agreement.

6.3.15      require in any Company contract that the Manager shall not have any personal liability but that the person or entity contracting with the Company is to look solely to the Company and its assets for satisfaction;

6.3.16      lease personal property for use by the Company;

6.3.17      establish reserves from income in such amounts as the Manager may deem appropriate;

6.3.18      temporarily invest the proceeds from sale of Units in short-term, highly-liquid investments;

6.3.19      make secured or unsecured loans to the Company and receive interest at the rates set forth herein;

6.3.20      represent the Company and the Members as "tax matters partner" within the meaning of the Code in discussions with the Internal Revenue Service regarding the tax treatment of items of Company income, loss, deduction or credit or any other matter reflected in the Company's returns and, if deemed in the best interest of the Members, agree to final Company administrative adjustments or file a petition for a readjustment of the Company items in question with the applicable court;

6.3.21      offer and sell Units to the public through any licensed Affiliate or licensed non-Affiliate, employ licensed personnel, agents and dealers for such purpose;

6.3.22      redeem or repurchase Units on behalf of the Company;

6.3.23      hold an election for a successor Manager before its resignation, expulsion or dissolution;

6.3.24      initiate legal actions, settle legal actions and defend legal actions on behalf of the Company;

6.3.25      admit itself as a Member;

6.3.26      enter into any transaction with any partnership or venture;

6.3.27      merge or combine the Company or "roll-up" the Company into a partnership, limited liability company or other entity, subject to a Majority Vote of the Units

11

6.3.28      consummate the Mergers with the Terra Funds and implement further amendments to the Original Agreement and this Agreement, that the Manager in its sole discretion determines are useful or required in furtherance of the foregoing;

6.3.29      issue additional Units from time to time for such consideration as the Manager shall determine;

6.3.30      place all or a portion of the Assets in a single purpose or bankruptcy remote entity, or otherwise structure or restructure the Company to accommodate any financing for all or a portion of the Assets;

6.3.31      perform any and all other acts which the Manager is obligated to perform hereunder;

6.3.32      appoint officers of the Company as set forth in Section 6.11 of this Agreement;

6.3.33      grant to an external manager, by entering into the Management Agreement, authority, power and discretion to manage and control the business, affairs and Assets of the REIT or its subsidiaries, to make all decisions regarding those matters and to perform any and all other acts or activities customary or incident to the management of the REIT, in consideration for such fees and expenses as specified in the Management Agreement; and

6.3.34      execute, acknowledge and deliver any and all instruments to effectuate the foregoing and all transactions and actions described in, or contemplated by, the Memorandum, and take all such actions in connection therewith as the Manager may deem necessary or appropriate. Any and all documents or instruments may be executed on behalf and in the name of the Company by the Manager.

6.4          Restrictions on Manager's Authority. Neither the Manager nor any of its Affiliates shall have authority, without a Majority Vote of the Units, to:

6.4.1      enter into contracts with the Company that would bind the Company after the expulsion, Event of Insolvency, or other cessation to exist of the Manager, or to continue the business of the Company after the occurrence of such event;

6.4.2       use or permit any other person to use Company funds or assets in any manner except for the exclusive benefit of the Company;

6.4.3       alter the primary purpose of the Company;

6.4.4       receive from the Company a rebate or give-up or participate in any reciprocal business arrangements which would enable it or any Affiliate to do so;

6.4.5       admit another person or entity as the Manager, except with the consent of the Members as provided in this Agreement; provided that the consent of the Members is not required for the admission of any person or entity as the Manager pursuant to Section 9.4 and 6.3.14(l) of this Agreement;

6.4.6       subject to Section 4.2, reinvest Cash from Operations in any additional Assets;

6.4.7       commingle the Company funds with those of any other person or entity, except for (i) the temporary deposit of funds in a bank checking account for the sole purpose of making Distributions immediately thereafter to the Members and the Manager or (ii) funds attributable to the Assets and held for use in the management of the operations of the Assets; or

6.4.8        directly or indirectly pay or award any finder's fees, commissions or other compensation to any person engaged by a potential investor for investment advice as an inducement to such advisor to advise the purchaser regarding the purchase of Units; provided, however, that the Manager shall not be prohibited from paying

12

underwriting or marketing commissions, or finder's or referral fees to registered broker-dealers or other properly licensed persons for their services in marketing Units.

6.5          Responsibilities of the Manager. The Manager shall:

6.5.1       have a fiduciary responsibility for the safekeeping and use of all the funds and assets of the Company;

6.5.2       devote such of its time and business efforts to the business of the Company as it shall in its discretion, exercised in good faith, determine to be necessary to conduct the business of the Company;

6.5.3       file and publish all certificates, statements, or other instruments required by law for formation, qualification and operation of the Company and for the conduct of its business in all appropriate jurisdictions;

6.5.4       cause the Company to be protected by public liability, property damage and other insurance determined by the Manager in its discretion to be appropriate to the business of the Company;

6.5.5       at all times use its best efforts to meet applicable requirements for the Company to be taxed as a partnership and not as an association taxable as a corporation; and

6.5.6       amend this Agreement to reflect the admission of Members not later than 90 days after the date of admission or substitution.

6.6         Administration of Company. So long as it is the Manager and the provisions of this Agreement for compensation and reimbursement of expenses of the Manager are observed, and except to the extent specified in the Management Agreement, the Manager shall have the responsibility of providing continuing administrative and executive support, advice, consultation, analysis and supervision with respect to the functions of the Company, including decisions regarding the sale or refinancing or other disposition of the Assets, and compliance with federal, state and local regulatory requirements and procedures. In this regard, the Manager may retain the services of such Affiliates or unaffiliated parties as the Manager may deem appropriate to provide management and financial consultation and advice, and may enter into agreements for the management and operation of Company assets.

6.7          Tax Matters Member. The Members hereby appoint the Manager to act as the "tax matters partner" within the meaning of the Code.

6.8          Indemnification of Manager and Officers.

6.8.1       The Manager, its members, manager, Affiliates, officers, directors, employees, agents and assigns and any officers of the Company, shall not be liable for, and shall be indemnified and held harmless (to the extent of the Company's assets) from, any loss or damage incurred by them, the Company or the Members in connection with the business of the Company, including costs and reasonable attorneys' fees and any amounts expended in the settlement of any claims of loss or damage resulting from any act or omission performed or omitted in good faith, which shall not constitute gross negligence or willful misconduct, pursuant to the authority granted, to promote the interests of the Company. Moreover, neither the Manager nor any officer of the Company shall be liable to the Company or the Members because any taxing authorities disallow or adjust any deductions or credits in the Company income tax returns.

6.8.2       Notwithstanding Section 6.8.1, the Company shall not indemnify any Manager, or member, director, officer or other employee thereof, for liability imposed or expenses incurred in connection with any claim arising out of a violation of the Securities Act, or any other federal or state securities law, with respect to the offer and sale of the Units. Indemnification will be allowed for settlements and related expenses in lawsuits alleging securities law violations, and for expenses incurred in successfully defending such lawsuits, provided that (i) the Manager is successful in defending the action, (ii) the indemnification is specifically approved by the court of law which shall have been advised as to the current position of the Securities and Exchange Commission (as to any

13

claim involving allegations that the Securities Act was violated) or the applicable state authority (as to any claim involving allegations that the applicable state's securities laws were violated) or (iii) in the opinion of counsel for the Company, the right to indemnification has been settled by controlling precedent.

6.9           No Personal Liability for Return of Capital. The Manager shall not be personally liable or responsible for the return or repayment of all or any portion of the Capital Contribution of any Member or any loan made by any Member to the Company, it being expressly understood that any such return of capital or repayment of any loan shall be made solely from the assets, which shall not include any right of contribution from any Member, of the Company.

6.10         Authority as to Third Persons.

6.10.1      No third party dealing with the Company shall be required to investigate the authority of the Manager or secure the approval or confirmation by any Member of any act of the Manager in connection with the Company business. No purchaser of any property or interest owned by the Company shall be required to determine the right to sell or the authority of the Manager to sign and deliver any instrument of transfer on behalf of the Company or to see to the application or distribution of revenues or proceeds paid or credited in connection therewith.

6.10.2      The Manager shall have full authority to execute on behalf of the Company any and all agreements, contracts, conveyances, deeds, mortgages and other instruments, and the execution thereof by the Manager, executing on behalf of the Company, shall be the only execution necessary to bind the Company thereto. No signature of any Member shall be required.

6.10.3      The Manager shall have the right by separate instrument or document to authorize one or more individuals or entities to execute leases and lease-related documents on behalf of the Company and any leases and documents executed by such agent shall be binding upon the Company as if executed by the Manager.

6.11        Officers. The Company may or may not have officers. In the event the Company elects to designate officers, the provisions of this Section 6.11 shall control. In the event that no officers are designated, all of the power and authority of the officers shall be vested in the Manager.

6.11.1      Positions. Any officers of the Company shall be appointed by the Manager and shall consist of at least a Chief Executive Officer, Chairman, President, Secretary and Treasurer. The Manager may also designate one or more Vice Presidents. Any number of offices may be held by the same person. The officers shall exercise such powers and perform such duties as specified in this Agreement and as shall be determined or modified from time to time by the Manager. The salaries of the officers and agents of the Company shall be fixed by or in the manner prescribed by the Manager. The officers of the Company shall hold their office until their successors are chosen and qualified. Any officer may be removed at any time, with or without cause, by the Manager. Any vacancy occurring in any office of the Company shall be filled by the Manager.

6.11.2      Chief Executive Officer. The Chief Executive Officer of the Company and shall be responsible for the implementation of the policies of the Company as determined by the Manager and for the general and active management of the business of the Company and shall see that all orders and resolutions of the Manager or Members are carried into effect. He or she may execute any deed, mortgage, bond, contract or other instrument, except in cases where the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law to be otherwise executed; and in general shall perform all duties incident to the office of chief executive officer and such other duties as may be prescribed by the Board of Directors from time

6.11.3      Chairman. The Chairman shall preside at all meetings of the Members and, in the absence of a chief executive officer, the Chairman shall in general supervise and control all of the business and affairs of the Company and be responsible for the general and active management of the business of the Company and shall see that all orders and resolutions of the Manager or Members are carried into effect. The Chairman or any

14

other officer authorized by the Chairman or the Manager shall execute all bonds, mortgages and other contracts, except as required by law or as expressly reserved by the Manager.

6.11.4      Vice President. In the absence of the Chief Executive Officer or Chairman or in the event of the Chief Executive Officer's and the Chairman's inability to act, the Vice President, if any, shall perform the duties of the Chief Executive Officer and when so acting, shall have all the powers of and be subject to all the restrictions upon the Chief Executive Officer.

6.11.5      Secretary. The Secretary shall be responsible for filing legal documents and maintaining records for the Company. The Secretary shall attend all meetings of the Manager or Members and record all proceedings of the meetings of the Manager or Members in a book to be kept for that purpose. The Secretary, at the instruction of the Manager, shall give, or shall cause to be given, notice of all meetings of the Manager or Members, if any, and shall perform such other duties as may be prescribed by the Manager.

6.11.6      Treasurer. The Treasurer shall have the custody of the Company funds and securities and shall keep full and accurate accounts of receipts and disbursements in the books belonging to the Company and shall deposit all moneys and other valuable effects in the name and to the credit of the Company in such depositories as may be designated by the Manager. The Treasurer shall disburse the funds of the Company as may be ordered by the Manager, taking proper vouchers for such disbursements, and shall render to the Manager an account of all of the Treasurer's transactions and of the financial condition of the Company.

7.          Rights, Authority and Voting of the Members.

7.1           Members Are Not Agents. Pursuant to Section 6, the management of the Company is vested in the Manager. No Member, acting solely in the capacity of a Member, is an agent of the Company nor can any Member in such capacity bind or execute any instrument on behalf of the Company.

7.2           Voting by a Member. Members who own Units shall be entitled to cast one vote for each Unit they own. Except as otherwise specifically provided in this Agreement, Members who own Units shall have the right to vote only upon the following matters:

7.2.1        removal of the Manager as provided in this Agreement;

7.2.2        except as set forth in Section 9.4 of this Agreement, admission or election of a substitute Manager, or election to continue the business of the Company by Majority Vote of the Units after the Manager ceases to be the Manager when there is no remaining Manager;

7.2.3        amendment of this Agreement, except in cases in which the Manager has sole authority to amend this Agreement as described herein;

7.2.4        any merger or combination of the Company or roll-up of the Company by Majority Vote of the Units;

7.2.5        dissolution and winding up of the Company as set forth in Section 12.1;

7.2.6        the sale of all or substantially all of the assets of the Company by Majority Vote of the Units; and

7.2.7        election to continue the business of the Company by Majority Vote of the Units when there is a Dissolution Event.

7.3         Member Vote; Consent of Manager. Except as required pursuant to Sections 8.1, 8.2, 8.3, 8.4, 9.1, 9.1.3 and 9.1.4, which provisions shall only require a Majority Vote of the Units and not the consent of the Manager, or as specifically provided in this Agreement, matters upon which the Members may vote shall require a Majority Vote of the Units and the consent of the Manager to pass and become effective.

15

7.4          Meetings of the Members. The Manager may at any time call for a meeting of the Members, or for a vote without a meeting, on matters on which the Members are entitled to vote and shall call for such a meeting (but not a vote without a meeting) following receipt of a written request therefor of Members holding more than 10% of the Units entitled to vote as of the record date. Within 20 days after receipt of such request, the Manager shall notify all Members of record on the record date of the Company meeting.

7.4.1        Notice. Written notice of each meeting shall be given to each Member entitled to vote, either personally or by mail or other means of written communication, charges prepaid, addressed to such Member at his address appearing on the books of the Company or given by him to the Company for the purpose of notice or, if no such address appears or is given, at the principal executive office of the Company, or by publication of notice at least once in a newspaper of general circulation in the county in which such office is located. All such notices shall be sent not less than 10, nor more than 60, days before such meeting. The notice shall specify the place, date and hour of the meeting and the general nature of business to be transacted, and no other business shall be transacted at the meeting.

7.4.2        Adjourned Meeting and Notice Thereof. When a Members' meeting is adjourned to another time or place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At the adjourned meeting, the Company may transact any business which might have been transacted at the original meeting. If the adjournment is for more than 45 days or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Member of record entitled to vote at the meeting.

7.4.3        Quorum. The presence in person or by proxy of the persons entitled to vote a majority of the Units shall constitute a quorum for the transaction of business. The Members present at a duly called or held meeting at which a quorum is present may continue to transact business until adjournment notwithstanding the withdrawal of enough Members to leave less than a quorum, if any action taken (other than adjournment) is approved by at least the affirmative vote of a majority of the Units present in person or by proxy or such greater vote as may be required by this Agreement or by law. In the absence of a quorum, any meeting of Members may be adjourned from time to time by a Majority Vote of the Units represented either in person or by proxy, but no other business may be transacted, except as provided above.

7.4.4        Consent of Absentees. The transactions of any meeting of Members, however called and noticed and wherever held, are as valid as though they occurred at a meeting duly held after regular call and notice, if a quorum is present either in person or by proxy, and if, either before or after the meeting, each of the persons entitled to vote, not present in person or by proxy, signs a written waiver of notice, or a consent to the holding of the meeting or an approval of the minutes thereof. All waivers, consents and approvals shall be filed with the Company records or made a part of the minutes of the meeting.

7.4.5        Action Without Meeting. Except as otherwise provided in this Agreement, any action which may be taken at any meeting of the Members may be taken without a meeting if a consent in writing, setting forth the action so taken, is signed by Members having not less than the minimum number of votes that would be necessary to authorize or take that action at a meeting at which all entitled to vote thereon were present and voted. In the event the Members are requested to consent on a matter without a meeting, each Member shall be given not less than 10, nor more than 60, days' notice. In the event the Manager or Members representing more than 10% of the Units request a meeting for the purpose of discussing or voting on the matter, the notice of a meeting shall be given in the same manner as required by Section 7.4.1 and no action shall be taken until the meeting is held. Unless delayed as a result of the preceding sentence, any action taken without a meeting will be effective 5 business days after the required minimum number of voters has signed the consent; however, the action will be effective immediately if the Manager and Members representing at least 90% of the Units have signed the consent.

7.4.6        Record Dates. For purposes of determining the Members entitled to notice of any meeting or to vote or entitled to receive any Distributions or to exercise any rights in respect of any other lawful matter, the Manager (or Members representing more than 10% of the Units if the meeting is being called at their request) may fix in advance a record date, which is not more than 60 nor less than 10 days prior to the date of the meeting nor more than 60 days prior to any other action. If no record date is fixed:

16

(a)           the record date for determining Members entitled to notice of or to vote at a meeting of Members shall be at the close of business on the business day next preceding the day on which notice is given or, if notice is waived, at the close of business on the business day next preceding the day on which the meeting is held;

(b)           the record date for determining Members entitled to give consent to Company action in writing without a meeting shall be the day on which the first written consent is given;

(c)           the record date for determining Members for any other purpose shall be at the close of business on the day on which the Manager adopts it or the 60th day prior to the date of the other action, whichever is later; and

(d)           a determination of Members of record entitled to notice of or to vote at a meeting of Members shall apply to any adjournment of the meeting unless the Manager, or the Members who requested the meeting fix a new record date for the adjourned meeting, but the Manager, or such Members, shall fix a new record date if the meeting is adjourned for more than 45 days from the date set for the original meeting.

7.4.7       Proxies. Every person entitled to vote or execute consents shall have the right to do so either in person or by one or more agents authorized by a written proxy executed by such person or his duly authorized agent and filed with the Manager. No proxy shall be valid after the expiration of 11 months from the date thereof unless otherwise provided in the proxy. Every proxy continues in full force and effect until revoked as specified or unless it states that it is irrevocable. A proxy that states that it is irrevocable is irrevocable for the period specified therein.

7.4.8       Chairman of Meeting. The Manager may select any person to preside as Chairman of any meeting of the Members, and if such person shall be absent from the meeting or fail or be unable to preside, the Manager may name any other person in substitution therefor as Chairman. The Chairman of the meeting shall designate a secretary for such meeting, who shall take and keep or cause to be taken and kept minutes of the proceedings thereof. The conduct of all Members' meetings shall at all times be within the discretion of the Chairman of the meeting and shall be conducted under such rules as he may prescribe. The Chairman shall have the right and power to adjourn any meeting at any time, without a vote of the Units present in person or represented by proxy, if the Chairman shall determine such action to be in the best interests of the Company.

7.4.9       Inspectors of Election. In advance of any meeting of Members, the Manager may appoint any persons other than nominees for Manager or other office as an Inspector of Election to act at the meeting and any adjournment thereof. If an Inspector of Election is not so appointed or if any such person fails to appear or refuses to act, the Chairman of any such meeting may, and on the request of any Member or his proxy shall, make such appointment at the meeting. The Inspector of Election shall determine the number of Units outstanding and the voting power of each, the Units represented at the meeting, the existence of a quorum, the authenticity, validity and effect of proxies, receive votes, ballots or consents, hear and determine all challenges and questions in any way arising in connection with the right to vote, count and tabulate all votes or consents, determine when the polls shall close, determine the result and do such acts as may be proper to conduct the election or vote with fairness to all Members.

7.4.10       Record Date and Closing Company Books. When a record date is fixed, only Members of record on that date are entitled to notice of and to vote at the meeting or to receive a Distribution, allotment of rights or to exercise the rights, as the case may be, notwithstanding any transfer of any Units on the books of the Company after the record date.

7.5           Rights of Members. No Member shall have the right or power to: (i) withdraw or reduce his contribution to the capital of the Company, except as a result of the dissolution and termination of the Company or as otherwise provided in this Agreement or by law; (ii) bring an action for partition against the Company; or (iii) demand or receive property other than cash in return for such Member's Capital Contribution. Except as provided in this Agreement, no Member shall have priority over any other Member either as to the return of Capital Contributions or as to allocations of the Net Income, Net Loss or Distributions of the Company. Other than upon the termination and dissolution of the Company as provided by this Agreement, there has been no time agreed upon when the contribution of each Member is to be returned.

17

7.6           Restrictions on the Member. No Member shall:

7.6.1       disclose to any non-Member, other than their lawyers, accountants or consultants, and/or commercially exploit any of the Company's business practices, trade secrets or any other information not generally known to the business community;

7.6.2       do any other act or deed with the intention of harming the business operations of the Company; or

7.6.3       do any act contrary to the Agreement.

7.7           Return of Capital of Member. In accordance with the Act, a Member may, under certain circumstances, be required to return to the Company, for the benefit of the Company's creditors, amounts previously distributed to the Member. If any court of competent jurisdiction holds that any Member is obligated to make any such payment, such obligation shall be the obligation of such Member and not of the Company, the Manager or any other Member.

7.8           Rights of holders of Termination Units. Holders of Termination Units shall have no voting rights with respect to any matters presented for vote to Members pursuant to this Agreement; provided that, if any matter, other than matters in respect of which the Manager exercises sole authority, is presented for vote to Members and the Manager determines, in the Manager's sole discretion, that an affirmative or negative vote on such matter, would disproportionately and adversely affect the holders of Termination Units, a Majority Vote of the Units and a Majority Vote of the Termination Units, with holders of each of Units and Termination Units voting as a separate class, will be required to approve such matter.

8.          Resignation, Withdrawal or Removal of the Manager.

8.1           Resignation or Withdrawal of Manager. Subject to Section 9, the Manager shall not resign or withdraw as the Manager or do any act that would require its resignation or withdrawal without a Majority Vote of the Units.

8.2           Removal. The Manager may only be removed by a Majority Vote of the Units for fraud, gross negligence or willful misconduct.

8.3           Purchase of Manager's Interest. Upon the removal of the Manager pursuant to Section 8.2 or its termination, resignation or withdrawal, such Manager's (i) interest in the Distributions and allocations of Net Income and Net Loss set forth in this Agreement and (ii) its interest in its right to the earned but unpaid fees and other compensation remaining to be paid under this Agreement, shall be purchased by the Company for a purchase price equal to the aggregate fair market value of the Manager's interest determined according to the provisions of Section 8.4. The purchase price of such interest shall be paid by the Company to the Manager in cash within 60 days of the determination of the fair market value.

8.4           Purchase Price of the Manager's Interest. The fair market value of the Manager's interest to be purchased by the Company pursuant to Section 8.3 shall be determined by agreement between the Manager and the Company, which agreement is subject to approval by a Majority Vote of the Units. For this purpose, the fair market value of the interest of the terminated Manager shall be computed as the present value of the future amount which could reasonably be expected to be realized by such Manager upon the sale of the Assets in the ordinary course of business at the time of removal. If the Manager and the Company cannot agree upon the fair market value of such Company interest within 30 days, the fair market value thereof shall be determined by appraisal, the Company and the terminated Manager each to choose one appraiser and the two appraisers so chosen to choose a third appraiser. The decision of a majority of the appraisers as to the fair market value of such Company interest shall be final and binding and may be enforced by legal proceedings. The terminated Manager and the Company shall each compensate the appraiser appointed by it and the compensation of the third appraiser shall be borne equally by such parties. Notwithstanding the above, for purposes of this determination, the purchase price shall be reduced by any

18

damages caused by the Manager prior to such removal that occur as a result of the Manager's gross negligence, willful misconduct or fraud.

9.          Assignment of the Manager's Interest.

9.1           Permitted Assignments. Except as otherwise provided in Section 9.4 and elsewhere in this Agreement, the Manager may not sell, assign, hypothecate, encumber or otherwise transfer any part or all of its interest in the Company except with the consent of a Majority Vote of the Units. If the Members consent to the transfer, the interest may only be sold to the proposed transferee within the time period approved by the Members or within 90 days of such consent on the proposed terms and price, if later. All costs of the transfer, including reasonable attorneys' fees (if any), shall be borne by the transferring Manager.

9.1.1       Assignment or Transfer of Interest. Any assignment or transfer of the Manager's interest provided for by this Agreement can be an assignment or transfer of all of its interest or any portion or part of its interest.

9.1.2       Transfer of All or Part of Interest. Any transfer of all or a part of any Manager's interest may be made only pursuant to the terms and conditions contained in this Section 9.

9.1.3       Method. Any such assignment shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignee of such Manager's interest and accepted by the Members pursuant to a Majority Vote of the Units.

9.1.4       Execution and Delivery. The assignor and assignee shall have executed, acknowledged, and delivered such other instruments as the Members pursuant to a Majority Vote of the Units, may deem necessary or desirable to effect such substitution of any such proposed transfer, and which shall include the written acceptance and adoption by the assignee of the provisions of this Agreement.

9.2           Substitute Manager. Upon acceptance by the Members of an assignment by the Manager, any assignee of such Manager's interest in compliance with this Section 9 shall be substituted as the Manager.

9.3           Transfer in Violation Not Recognized. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Section 9 shall be void and ineffectual and shall not bind or be recognized by the Company.

9.4           Assignment of Manager's Interest to Affiliates of the Manager. Notwithstanding any provision to the contrary in this Section 9, the Manager may transfer any part or all of its interest in the Company to any person or entity that is an Affiliate of the Manager, without the consent of the Members.

10.         Assignment of Units.

10.1         Permitted Assignments. A Member may not sell, assign, or transfer all or a portion of its Units or Termination Units unless the following requirements are satisfied:

10.1.1      the Manager consents in writing to the transfer, which consent may be withheld in the Manager's sole and absolute discretion;

10.1.2      no Member shall transfer, assign or convey or offer to transfer, assign or convey all or any portion of a Unit or a Termination Unit to any person who does not possess the financial qualifications required of all persons who become Members, as described in the Memorandum;

10.1.3       no Member shall have the right to transfer any Unit or Termination Unit to any minor or to any person who, for any reason, lacks the capacity to contract for himself under applicable law. Such limitations shall not, however, restrict the right of any Member to transfer any one or more Units or Termination Units to a custodian or a trustee for a minor or other person who lacks such contractual capacity;

19

10.1.4      the Manager must determine that such transfer will not jeopardize the applicability of the exemptions from the registration requirements under the Securities Act or under state securities laws relied upon by the Company and Manager in offering and selling the Units or Termination Units or otherwise violate any federal or state securities laws;

10.1.5      any such transfer shall be by a written instrument of assignment, the terms of which are not in contravention of any of the provisions of this Agreement, and which has been duly executed by the assignor of such Units or Termination Units and accepted by the Manager in writing. Upon such acceptance by the Manager, such an assignee shall take Units or Termination Units subject to all terms of this Agreement and shall become a Member;

10.1.6     a transfer fee shall be paid by the transferring Member in such amount as may be required by the Manager to cover all reasonable expenses, including attorneys' fees, connected with such assignment;

10.1.7     the transfer will not result in qualified benefit plans owning 25% or more of the Units or Termination Units;

10.1.8     the transfer will not cause a default with respect to any financing obtained by the Company; and

10.1.9     the Manager must determine that the transfer will not cause the Company to be taxed as an association taxable as a corporation.

10.2         Consent of Members. By executing or adopting this Agreement, each Member hereby consents to the admission of additional or Substituted Members, upon consent of the Manager and in compliance with this Agreement.

10.3         Transfer Subject to Law. No assignment, sale, transfer, exchange or other disposition of any Units or Termination Units may be made except in compliance with the applicable governmental laws and regulations, including state and federal securities laws.

10.4         Transfer in Violation Not Recognized. Any assignment, sale, exchange or other transfer in contravention of the provisions of this Section 10 shall be void and ineffectual and shall not bind or be recognized by the Company. If for any reason whatsoever the Company is required (notwithstanding the preceding sentence) to recognize any assignment, sale, exchange or other transfer of Units or Termination Units in contravention of the provisions of this Section 10, the Company shall have an option to acquire such interest for the Redemption Value. The option granted to the Company pursuant to this paragraph may be exercised pro rata by all Members electing to join in the exercise if not exercised by the Company.

10.5         Repurchase of Units. After a period of one year following the Offering Termination Date, the Company shall have the right, in the sole discretion of the Manager, to use funds held in a repurchase reserve to purchase Units ("Repurchase Reserve") upon written request of a Member. The establishment of a Repurchase Reserve is in the sole discretion of the Manager, and if established, the Repurchase Reserve may be terminated and/or reestablished at any time in the sole discretion of the Manager. The Company will not repurchase any Units held by the Manager or its Affiliates.

10.5.1     Amount. In no event shall the Repurchase Reserve exceed 5.0% of the Cash from Operations in any fiscal year.

10.5.2     Process. A Member wishing to have his Units repurchased must mail or deliver a written request to the Company (executed by the trustee or authorized agent in the case of a retirement plan) indicating his desire to have such Units repurchased. Such requests will be considered by the Manager in the order in which they are received.

20

10.5.3     Notice. In the event that the Manager decides to honor a request, the Manager will notify the requesting Member in writing of such fact and of the effective date of the repurchase transaction (which shall be not less than 60 nor more than 75 calendar days following the receipt of the written request by the Company) and will forward to such Member the documents necessary to effect such repurchase transaction.

10.5.4     Documents. Fully executed documents to effect the repurchase transaction must be returned to the Company at least 30 days prior to the effective date of the repurchase transaction.

10.5.5     Purchase Price. The purchase price for repurchased Units will be equal to 85% of the fair market value on the date of purchase of the Units until three years from the Offering Termination Date and 90% of the fair market value of the Units on the date of purchase thereafter. Fair market value shall be determined by the Manager based upon an estimate of the amount on the date of purchase the Members would receive if the Company's investments were sold for their estimated value and if such proceeds were distributed in liquidation of the Company.

10.5.6     Limitations. Only amounts then held in the Repurchase Reserve may be used to repurchase Units under this Section 10.5.

10.5.7     Repurchase. Upon receipt of the required documentation, the Company will, on the effective date of the repurchase transaction, repurchase the Units, provided that if sufficient amounts are not then available in the Repurchase Reserve to repurchase all of such Units, only a portion of such Units will be repurchased. Units repurchased by the Company pursuant to this Section 10.5 shall be promptly canceled.

10.5.8     Insufficient Funds. In the event that insufficient funds are available in the Repurchase Reserve to repurchase all of such Units, the Member will be deemed to have priority for subsequent Company repurchases over Members who subsequently request repurchases.

10.5.9     Restrictions. Repurchases of Units out of the Repurchase Reserve shall be subject to the restrictions set forth in Section 10.1.

10.5.10   Additional Restrictions. In addition to the restrictions set forth in Section 10.1, the Company shall not purchase any Units unless the Manager determines that such repurchase and any other contemplated repurchases will not cause the Company to be taxed as an association taxable as a corporation.

10.5.11   No Repurchase of Units of Manager or Affiliates. In no event shall Units owned by the Manager or its Affiliates be repurchased by the Company.

11.         Books, Records, Accounting and Reports.

11.1        Records, Audits and Reports. The Company shall maintain at its principal office the Company's records and accounts of all operations and expenditures of the Company including the following:

11.1.1     a current list in alphabetical order of the full name and last known business or resident address of each Member and the Manager, together with the Capital Contribution and the share in profits and losses of each Member;

11.1.2     a copy of the Certificate of Formation and all amendments thereto, together with any powers of attorney pursuant to which the Certificate of Formation or any amendments thereto were executed;

11.1.3     copies of the Company's Federal, state and local income tax or information returns and reports, if any, for the six most recent taxable years;

11.1.4     copies of this Agreement and any amendments thereto together with any powers of attorney pursuant to which any written accounting or any amendments thereto were executed;

21

11.1.5     copies of any financial statements of the Company, if any, for the six most recent years; and

11.1.6     the Company's books and records as they relate to the internal affairs of the Company for at least the current and past four fiscal years.

11.2       Delivery to Members and Inspection. Each Member, or its representative designated in writing, has the right, upon reasonable written request for purposes related to the interest of that person as a Member, which purposes are set forth in the written request, to receive from the Company:

11.2.1     true and full information regarding the status of the business and financial condition of the Company;

11.2.2     promptly after becoming available, a copy of the Company's federal, state and local income tax returns for each year;

11.2.3     a current list of the name and last known business, residence or mailing address of each Member and the Manager;

11.2.4     a copy of this Agreement and the Certificate of Formation and all amendments thereto, together with executed copies of any written powers of attorney pursuant to which this Agreement and any certificate and all amendments thereto have been executed; and

11.2.5     true and full information regarding the amount of cash and description and statement of the agreed value of any property or services contributed by each Member and which each Member has agreed to contribute in the future and the date on which each became a Member.

11.3         Financial Statements. The Company will also prepare and transmit to the Members (i) approximately 90 days after the end of each fiscal year of the Company, an audited year-end balance sheet, income statement and a statement of changes in financial position, all of which (except the cash flow statement) will be prepared in accordance with generally accepted accounting principles, (ii) approximately 45 days after the end of each fiscal quarter of the Company, an unaudited quarterly balance sheet, income statement and a statement of changes in financial position, all of which (except the cash flow statement) will be prepared in accordance with generally accepted accounting principles and (iii) such other information as is deemed reasonably necessary by the Manager to advise the Members of the affairs of the Company.

11.4         Tax Information. The Manager shall cause the Company, at the Company's expense, to prepare and timely file income tax returns for the Company with the appropriate authorities and shall cause all Company information necessary in the preparation of the Members' individual income tax returns to be distributed to the Members not later than 75 days after the end of the Company's fiscal year. The Manager shall also distribute a copy of the Company's tax return to a Member, if requested by such Member.

12.         Termination and Dissolution of the Company.

12.1         Termination of Company. The Company shall be dissolved, shall terminate and its assets shall be disposed of, and its affairs wound up upon the earliest to occur of the following:

12.1.1     the sale or other disposition of all or substantially all of the Assets of the Company, unless the Manager, in its sole discretion, determines to reinvest all or a portion of the proceeds from such sale or disposition pursuant to Section 4.2;

12.1.2     the election of the Manager to dissolve, liquidate and terminate the Company; or

12.1.3     the judicial dissolution of the Company.

22

12.2       Certificate of Cancellation. As soon as possible following the occurrence of any of the events specified in Section 12.1, the Manager who has not wrongfully dissolved the Company or, if none, the Members, shall execute a Certificate of Cancellation in such form as shall be required by the Act.

12.3       Liquidation of Assets. Upon a dissolution and termination of the Company, the Manager (or in case there is no Manager, the Members or person designated by a Majority Vote of the Units) shall take full account of the Company assets and liabilities, shall liquidate the assets as promptly as is consistent with obtaining the fair market value thereof and shall apply and distribute the proceeds therefrom in the following order:

12.3.1     to the payment of creditors of the Company, other than Members who are creditors, but excluding secured creditors whose obligations will be assumed or otherwise transferred on liquidation of Company assets, and then to the payment of Members who are creditors of the Company;

12.3.2     to the setting up of any reserves as required by law for any liabilities or obligations of the Company, provided, however, that said reserves shall be deposited with a bank or trust company in escrow at interest for the purpose of disbursing such reserves for the payment of any of the aforementioned contingencies and, at the expiration of a reasonable period, for the purpose of distributing the balance remaining in accordance with remaining provisions of this Section 12.3; and

12.3.3     to the Members in proportion to their positive Capital Account balances as of the date of such liquidating Distribution, after giving effect to all Capital Contributions, Distributions and allocations for all periods.

12.4       Distributions Upon Dissolution. Each Member shall look solely to the assets of the Company for all Distributions and its Capital Contributions, and shall have no recourse therefor (upon dissolution or otherwise) against any Manager or any other Member.

13.         Special and Limited Power of Attorney.

13.1       Power of Attorney. The Manager shall at all times during the term of the Company have a special and limited power of attorney as the attorney-in-fact for each Member, with power and authority to act in the name and on behalf of each such Member to execute, acknowledge, and swear to in the execution, acknowledgment and filing of documents which are not inconsistent with the provisions of this Agreement and which may include, by way of illustration but not by limitation, the following:

13.1.1     this Agreement, as well as any amendments to the foregoing which, under the laws of the State of Delaware or the laws of any other state, are required to be filed or which the Manager shall deem it advisable to file;

13.1.2     any other instrument or document that may be required to be filed by the Company under the laws of any state or by any governmental agency or which the Manager shall deem it advisable to file;

13.1.3     any instrument or document that may be required to effect the continuation of the Company, the admission of Substituted Members or the dissolution and termination of the Company (provided such continuation, admission or dissolution and termination are in accordance with the terms of this Agreement);

13.1.4     any contract for purchase or sale of assets, and any deed, deed of trust, mortgage, or other instrument of conveyance or encumbrance, with respect to the Company's assets; and

13.1.5     any and all other instruments as the Manager may deem necessary or desirable to effect the purposes of this Agreement and carry out fully its provisions, including, but not limited to, those in Section 16.

13.2       Provision of Power of Attorney. The special and limited power of attorney of the Manager:

23

13.2.1     is a special power of attorney coupled with the interest of the Manager in the Company, and its assets, is irrevocable, shall survive the death, incapacity, termination or dissolution of the granting Member and is limited to those matters herein set forth;

13.2.2     may be exercised by the Manager by and through one or more of the officers of the Manager for each of the Members by the signature of the Manager acting as attorney-in-fact for all of the Members, together with a list of all Members executing such instrument by their attorney-in-fact or by such other method as may be required or requested in connection with the recording or filing of any instrument or other document so executed; and

13.2.3     shall survive an assignment by a Member of all or any portion of his Units except that, where the assignee of the Units owned by the Member has been approved by the Manager for admission to the Company as a Substituted Member, the special power of attorney shall survive such assignment for the sole purpose of enabling the Manager to execute, acknowledge and file any instrument or document necessary to effect such substitution.

13.3         Notice to Members. The Manager shall promptly furnish to a Member a copy of any amendment to the Operating Agreement executed by the Manager pursuant to a power of attorney from the Member.

14.         Relationship of This Agreement to the Act. Many of the terms of this Agreement are intended to alter or extend provisions of the Act as they may apply to the Company or the Members. Any failure of this Agreement to mention or specify the relationship of such terms to provisions of the Act that may affect the scope or application of such terms shall not be construed to mean that any of such terms is not intended to be a limited liability company agreement provision authorized or permitted by the Act or which in whole or in part alters, extends or supplants provisions of the Act as may be allowed thereby.

15.         Amendment of Agreement.

15.1         Admission of Member. Amendments to this Agreement for the admission of any Member or Substitute Member shall not, if in accordance with the terms of this Agreement, require the consent of any Member.

15.2         Amendments with Consent of Members. In addition to any amendments otherwise authorized herein, this Agreement may be amended by the Manager with a Majority Vote of the Units.

15.3         Amendments Without Consent of the Members. In addition to the Amendments authorized pursuant to Section 6.3.14 or otherwise authorized herein, the Manager may amend this Agreement, without the consent of any of the Members, to (i) change the name and/or principal place of business of the Company, (ii) increase the maximum number of holders of Units, or (iii) decrease the rights and powers of the Manager (so long as such decrease does not impair the ability of the Manager to manage the Company and conduct its business and affairs); provided, however, that no amendment shall be adopted pursuant to this Section 15.3 unless the adoption thereof (A) is for the benefit of or not adverse to the interests of the Members, (B) is not inconsistent with the provisions of this Agreement pertaining to the management and administration of the Company by the Manager, and (C) does not affect the limited liability of the Members or the status of the Company as a partnership for federal income tax purposes. Further, the Manager shall be allowed to amend this Agreement without the consent of any of the Members to comply with any terms or modifications required by any lender to make this Agreement comply with any special purpose entity requirements or otherwise.

15.4         Execution and Recording of Amendments. Any amendment to this Agreement shall be executed by the Manager, in its capacity as Manager and as attorney-in-fact for the Members pursuant to the power of attorney contained in Section 13. After the execution of such amendment, the Manager shall also prepare and record or file any certificate or other document which may be required to be recorded or filed with respect to such amendment, either under the Act or under the laws of any other jurisdiction in which the Company holds any Asset or otherwise does business.

24

16.         Miscellaneous.

16.1         Counterparts. This Agreement may be executed in any number of counterparts, and all so executed shall constitute one Agreement, binding on all of the parties hereto, notwithstanding that all of the parties are not signatory to the original or the same counterpart.

16.2         Successors and Assigns. The terms and provisions of this Agreement shall be binding upon and shall inure to the benefit of the successors and assigns of the respective Members.

16.3         Severability. In the event any sentence or Section of this Agreement is declared by a court of competent jurisdiction to be void, such sentence or Section shall be deemed severed from the remainder of this Agreement and the balance of this Agreement shall remain in full force and effect.

16.4         Notices. All notices under this Agreement shall be in writing and shall be given to the Member entitled thereto, by personal service or by mail, posted to the address maintained by the Company for such person or at such other address as he may specify in writing.

16.5         Manager's Address. The name and address of the Manager is as follows:

Terra Capital Advisors, LLC

805 Third Avenue

8th Floor

New York, New York 10022

16.6         Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware.

16.7         Captions. Section titles or captions contained in this Agreement are inserted only as a matter of convenience and reference. Such titles and captions in no way define, limit, extend or describe the scope of this Agreement nor the intent of any provisions hereof.

16.8         Gender. Whenever required by the context hereof, the singular shall include the plural, and vice versa, the masculine gender shall include the feminine and neuter genders, and vice versa.

16.9         Time. Time is of the essence with respect to this Agreement.

16.10         Additional Documents. Each Member, upon the request of the Manager, shall perform any further acts and execute and deliver any documents which may be reasonably necessary to carry out the provisions of this Agreement, including, but not limited to, providing acknowledgment before a Notary Public of any signature made by a Member.

16.11         Descriptions. All descriptions referred to in this Agreement are expressly incorporated herein by reference as if set forth in full, whether or not attached hereto.

16.12         Binding Arbitration. Any controversy arising out of or related to this Agreement or the breach thereof or an investment in the Units shall be settled by arbitration in New York, New York, in accordance with the rules of The American Arbitration Association, and judgment entered upon the award rendered may be enforced by appropriate judicial action. The arbitration panel shall consist of one member, which shall be the mediator if mediation has occurred or shall be a person agreed to by each party to the dispute within 30 days following notice by one party that he desires that a matter be arbitrated. If there was no mediation and the parties are unable within such 30-day period to agree upon an arbitrator, then the panel shall be one arbitrator selected by the regional office of The American Arbitration Association in New York, New York, which arbitrator shall be experienced in the area of real estate and limited liability companies and who shall be knowledgeable with respect to the subject matter area of the dispute. The losing party shall bear any fees and expenses of the arbitrator, other tribunal fees and expenses, reasonable attorney's fees of both parties, any costs of producing witnesses and any other reasonable costs or

25

expenses incurred by him or the prevailing party or such costs shall be allocated by the arbitrator. The arbitration panel shall render a decision within 30 days following the close of presentation by the parties of their cases and any rebuttal. The parties shall agree within 30 days following selection of the arbitrator to any prehearing procedures or further procedures necessary for the arbitration to proceed, including interrogatories or other discovery; provided, in any event each Member shall be entitled to discovery.

16.13       Venue. Any Action relating to or arising out of this Agreement shall be brought only in a court of competent jurisdiction located in New York, New York.

16.14       Partition. The Members agree that the assets of the Company are not and will not be suitable for partition. Accordingly, each of the Members hereby irrevocably waives any and all rights that he may have, or may obtain, to maintain any action for partition of any of the assets of the Company.

16.15       Integrated and Binding Agreement. This Agreement contains the entire understanding and agreement among the Members with respect to the subject matter hereof, and there are no other agreements, understandings, representations or warranties among the Members other than those set forth herein except the Subscription Documents. This Agreement may be amended only as provided in this Agreement.

16.16       Legal Counsel. Each Member acknowledges and agrees that counsel representing the Company, the Manager and its Affiliates does not represent and shall not be deemed under the applicable codes of professional responsibility to have represented or to be representing any or all of the Members, other than the Manager, in any respect. In addition, each Member consents to the Manager hiring counsel for the Company which is also counsel to the Manager.

16.17       Title to Company Assets. All Assets owned by the Company shall be owned by the Company as an entity and, insofar as permitted by applicable law, no Member shall have any ownership interest in any Company Assets in its individual name or right, and each Member's membership interest shall be personal property for all purposes.

26

IN WITNESS WHEREOF, the undersigned have set their hands to this Agreement as of the date first set forth in the preamble.

MANAGER:

TERRA CAPITAL ADVISORS, LLC,
a Delaware limited liability company

By:	/s/ Bruce Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

MEMBERS:

TERRA CAPITAL ADVISORS, LLC,
a Delaware limited liability company, as attorney in fact for the Members

By:	/s/ Bruce Batkin
Name: Bruce Batkin
Title: Chief Executive Officer

[Signature Page to Amended and Restated LLC Agreement of Terra Secured Income Fund 5, LLC]

EXHIBIT A

DEFINITIONS

"Act" shall mean the Delaware Limited Liability Company Act, as the same may be amended from time to time.

"Adjusted Capital Account Deficit" shall mean, with respect to any Member, the deficit balance, if any, in such Member's Capital Account as of the end of the relevant fiscal year, after giving effect to the following adjustments:

(a)          such Capital Account shall be increased to reflect the amounts, if any, which such Member is obligated to restore to the Company or is treated or deemed to be obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)          such Capital Account shall be reduced to reflect any items described in Treasury Regulations Sections 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of Adjusted Capital Account Deficit is intended to comply with the provisions of Treasury Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

"Affiliate" shall mean: (i) any person directly or indirectly controlling, controlled by or under common control with another person; (ii) a person owning or controlling 10% or more of the outstanding voting securities of such other person; (iii) any officer, director or partner of such other person; and (iv) if such other person is an officer, director or partner, any company for which such person acts in any capacity. The term "person" shall include any natural person, corporation, partnership, trust, unincorporated association or other legal entity.

"Agreement" shall mean this Limited Liability Company Agreement, as amended from time to time.

"Applicable Termination Unit Scheduled Termination Date" shall mean the scheduled termination date indicated beside each Terra Fund below:

Terra Fund	Scheduled Termination Date

Terra Fund 1	May 31, 2016

Terra Fund 2	December 31, 2016

Terra Fund 3	September 30, 2017

Terra Fund 4	July 31, 2018

"Assets" shall have the meaning set forth in Section 1.4 hereof.

"Book Value" means, with respect to any Termination Unit as of the applicable date of determination, the allocable share represented by such Termination of all Company assets, which will be based on the lower of unamortized cost of investments or fair market value, less all Company liabilities, as determined by the Manager. In determining Book Value, the Manager shall have discretion to make adjustments to Book Value to take into account circumstances occurring either before or after the date of determination to prevent substantial dilution or enlargement of the amounts payable to holders of Termination Units upon redemption relative to the economic interests of such holders as determined by the Manager.

"Capital Account" means with respect to any Member, the Capital Account maintained for such Member in accordance with the following provisions:

(a)          to each Member's Capital Account there shall be credited such Member's Capital Contributions, such Members' distributive share of Net Income and any items in the nature of income or gain which are specially allocated pursuant to Section 3.2 or 3.3 hereof, and the amount of any Company liabilities assumed by such Member or which are secured by any asset distributed to such Member;

(b)          to each Member's Capital Account there shall be debited the amount of cash and the Gross Asset Value of any asset distributed to such Member pursuant to any provision of this Agreement, such Member's distributive share of Net Loss and any items in the nature of expenses or losses which are specially allocated pursuant to Section 3.2 or 3.3 hereof, and the amount of any liabilities of such Member assumed by the Company or which are secured by any property contributed by such Member to the Company;

(c)          subject to the provisions of this Agreement, in the event any interest in the Company is transferred in accordance with the terms of this Agreement, the transferee shall succeed to the Capital Account of the transferor to the extent it relates to the transferred interest; and

(d)          in determining the amount of any liability for purposes of clauses (a) and (b) of this definition, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Treasury Regulations.

The foregoing provisions and the other provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Treasury Regulations Section 1.704-1(b), and shall be interpreted and applied in a manner consistent with such Treasury Regulations. The Manager may modify the manner in which Capital Accounts are computed to the extent the Manager reasonably determines that such modification is necessary in order to comply with such Treasury Regulations, provided that such modification is not likely to have a material effect on the amounts distributable to a Member hereunder upon the dissolution of the Company in accordance with Section 12.3.

"Capital Contribution" shall mean with respect to each Existing Member the gross amount invested in the Company by such Member and shall be equal in amount to the cash purchase price paid by such Member for the Units sold to him by the Company. "Capital Contribution" with respect to each Member acquiring Units in connection with the Concurrent Private Placement shall mean the gross amount invested in the Company by such Member and shall be equal in amount to the cash purchase price paid by such Member for the Units sold to him by the Company. "Capital Contribution" with respect to each Member acquiring Units in a Merger shall mean the gross amount invested in the Company by such Member and shall be equal to the allocable share of Exchange Value applied to the interest in the relevant Terra Fund exchanged for such Unit in the Merger. "Capital Contribution" with respect to each Member acquiring Termination Units in a Merger shall mean the gross amount invested in the Company by such Member and shall be equal to its Book Value at the time of the Merger. In the plural, "Capital Contributions" shall mean the aggregate amount invested by all of the Members in the Company and shall equal, in total, the sum of the amount attributable to the purchase of Units, Termination Units and the contributions of the Manager.

"Capital Proceeds" shall mean the cash proceeds from a sale or refinancing of an Asset, less all related Company Expenses, reserves and reinvestments.

"Cash from Operations" shall mean the net cash realized by the Company from all sources, including, but not limited to, the operations of the Company including the sale, financing, refinancing or other disposition of the Assets after payment of all cash expenditures of the Company, including, but not limited to, all operating expenses including all fees payable to the Manager or Affiliates, all payments of principal and interest on indebtedness, expenses for repairs and maintenance, capital improvements and replacements, and such reserves and retentions as the Manager reasonably determines to be necessary and desirable in connection with Company operations with its then existing assets and any anticipated acquisitions.

"Certificate of Formation" shall mean the Certificate of Formation of the Company as filed with the Secretary of State of the State of Delaware as the same may be amended or restated from time to time.

"Code" shall mean the Internal Revenue Code of 1986, as amended, or corresponding provisions of subsequently enacted federal revenue laws.

"Company" shall mean Terra Secured Income Fund 5, LLC, together with any subsidiaries.

"Company Expenses" shall have the meaning set forth in Section 5.2.

"Company Minimum Gain" shall mean "partnership minimum gain" as set forth in Treasury Regulations Sections 1.704-2(d).

"Concurrent Private Placement" shall have the meaning set forth in the recitals. The Concurrent Private Placement is an Offering, as such term is defined herein.

"Deemed Capital Contribution" shall mean with respect to each Existing Member an amount equal to $50,000 multiplied by the number of Units (including fractional Units) sold to such Member by the Company. In the plural, "Deemed Capital Contributions" shall mean with respect to the Existing Members an amount equal to $50,000 multiplied by the number of Units (including fractional Units) sold to all such Members by the Company. "Deemed Capital Contribution" with respect to each Unit acquired in connection with the Concurrent Private Placement or in the Mergers shall be equal to the per Unit average Unreturned Capital Contributions of Existing Members as of the date of the closing of the Concurrent Private Placement or the Mergers, as applicable. Member's Deemed Capital Contributions shall be calculated separately, as determined by the Manager, to account for such Member's holdings of multiple Units and/or multiple Termination Units.

"Depreciation" shall mean, for each fiscal year or other period, an amount equal to the depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount which bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis, provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Manager.

"Dissolution Event" shall mean with respect to the Manager one or more of the following: the death, insanity, withdrawal, retirement, resignation, expulsion, Event of Insolvency or dissolution (unless reconstituted by the Manager) of the Manager unless the Members consent to continue the business of the Company pursuant to Section 7.2.7.

"Disposition Fee" shall have the meaning set forth in Section 5.1.

"Distributable Cash" shall mean Cash from Operations, sale, exchange or refinance and Capital Contributions determined by the Manager to be available for Distribution to the Members.

"Distributable Unit" shall mean a Unit on which cumulative distributions pursuant to Section 4.1 are less than the Deemed Capital Contribution with respect to that Unit.

"Distribution" shall mean any money or other property transferred without consideration (other than repurchased Units) to Members with respect to their Units in the Company but shall not include any payments to the Manager pursuant to Section 5.

"ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended.

"Escrow Account" shall have the meaning set forth in Section 2.1.5.

"Event of Insolvency" shall occur when an order for relief against the Manager is entered under Chapter 7 of the federal bankruptcy law or (i) the Manager: (A) makes a general assignment for the benefit of creditors, (B) files a voluntary petition under the federal bankruptcy law, (C) files a petition or answer seeking for that Manager a reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, (D) files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Manager in any proceeding of this nature or (E) seeks, consents to, or acquiesces in the appointment of a trustee, receiver, or liquidator of that Manager or of all or a substantial part of that Manager's properties or (ii) the expiration of 60 days after either (A) the commencement of any proceeding against the Manager seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any statute, law or regulation, if the proceeding has not been dismissed or (B) the appointment without the Manager's consent or acquiescence of a trustee, receiver or liquidator of the Manager or of all or any substantial part of the Manager's properties, if the appointment has not been vacated or stayed (or if within 60 days after the expiration of any such stay, the appointment is not vacated).

"Existing Members" shall mean the Members of the Company who were admitted prior to the date of the admission of new Members in connection with the Mergers and the Concurrent Private Placement and shall refer to such Members in their capacity as the holders of such Units.

"Gross Asset Value" means, with respect to any asset, the asset's adjusted basis for federal income tax purposes, except as follows:

(a)          the initial Gross Asset Value of any asset contributed by a Member to the Company shall be the fair market value of such asset, as determined by the contributing Member and the Company;

(b)          the Gross Asset Value of each asset shall be adjusted to equal its gross fair market value, as determined by the Manager, as of the following times: (i) the acquisition of an additional interest in the Company by any new or existing Member either in exchange for more than a de minimis Capital Contribution; (ii) the acquisition of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by any new or existing Member or by any new Member in anticipation of being a Member; (iii) the distribution by the Company to a Member of more than a de minimis amount of an asset; and (iv) the liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g); provided, however, that if Gross Asset Values are adjusted as provided herein the Member's Capital Accounts shall be restated in accordance with Treasury Regulations Section 1.704-1(b)(2)(iv)(f) and that adjustments pursuant to clauses (i) - (iii) above shall be made only if the Manager reasonably determines that such adjustments are necessary or appropriate to reflect the relative economic interests of the Members in the Company;

(c)          the Gross Asset Value of any asset distributed to any Member shall be its fair market value as determined by the Member and the Company on the date of distribution; and

(d)          the Gross Asset Value of any asset shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such asset pursuant to Code Section 734(b) or Code Section 743(b) but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this clause (d) of this definition to the extent the Manager determines that an adjustment pursuant to clause (b) of this definition is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to clause (d) of this definition.

If the Gross Asset Value of an asset has been determined or adjusted pursuant to clauses (a), (b) or (d) of this definition, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Loss.

"Liquidation" shall mean, in respect to the Company, the earlier of the date upon which the Company is terminated under Section 708(b)(1) of the Code or the date upon which the Company ceases to be a going concern (even though it may exist for purposes of winding up its affairs, paying its debts and distributing any remaining balance to its Members) and, in respect to a Member where the Company is not in Liquidation, means the date upon which occurs the termination of the Member's entire interest in the Company by means of a distribution or the making of the last of a series of Distributions (whether or not made in more than one year) to the Member by the Company.

"Majority Vote of the Units" shall mean the vote of more than 50% of the Units entitled to vote. Members shall be entitled to cast one vote for each Unit they own and a fractional vote for each fractional Unit they own.

"Majority Vote of the Termination Units" shall mean the vote of more than 50% of the Termination Units entitled to vote pursuant to Section 7.8 of this Agreement. Holders of Termination Units shall be entitled to cast one vote for each Termination Unit they own and a fractional vote for each fractional Termination Unit they own

"Manager" shall mean Terra Capital Advisors, LLC. The term "Manager" shall also refer to any successor or additional Manager who is admitted to the Company as the Manager.

"Management Agreement" shall have the meaning set forth in the recitals.

"Member" shall mean the Manager and any other holder of a Unit or Termination Unit who is admitted to the Company as a Member.

"Member Minimum Gain" shall mean "partner nonrecourse debt minimum gain" as determined under Treasury Regulations Section 1.704-2(i)(3).

"Member Nonrecourse Debt" shall mean "partner nonrecourse debt" as set forth in Treasury Regulations Section 1.704-2(b)(4).

"Member Nonrecourse Deductions" shall mean the Member's percentage of "partner nonrecourse deductions," and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(i).

"Memorandum" shall mean a Confidential Private Placement Memorandum pertaining to the Offering made to Existing Members, as well as the Consent Solicitation and Private Placement Memorandum being used to solicit the consent of Terra Fund Unitholders and Members to the Mergers and related transactions and for the Concurrent Private Placement.

"Merger" shall have the meaning set forth in the recitals.

"Merger Agreements" shall have the meaning set forth in the recitals.

"Merger Consideration" shall have the meaning set forth in the recitals.

"Merger Procedures" shall have the meaning set forth in Section 2.1.7.

"Merger Subsidiaries" shall have the meaning set forth in the recitals.

"Net Income" or "Net Loss" shall mean, for each fiscal year or other period, an amount equal to the Company's taxable income or loss for such year or period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)         any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition shall be added to such taxable income or loss;

(b)          any expenditures of the Company described in Code Section 705(a)(2)(B) or treated as Code Section 705(a)(2)(B) expenditures pursuant to Treasury Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income or Net Loss pursuant to this definition, shall be subtracted from such taxable income or loss;

(c)          in the event the Gross Asset Value of any Company asset is adjusted pursuant to clauses (b) or (c) of that definition, the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)          gain or loss resulting from any disposition of any asset with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the asset disposed of, notwithstanding that the adjusted tax basis of such asset differs from its Gross Asset Value;

(e)           in lieu of the depreciation, amortization, and other cost recovery deductions taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such fiscal year or other period, computed in accordance with the definition of Depreciation herein; and

(f)           notwithstanding any other provision of this definition, any items which are specially allocated pursuant to Section 3.2 or 3.3 hereof shall not be taken into account in computing Net Income or Net Loss.

"Nonrecourse Debt" shall have the meaning set forth in Treasury Regulations Section 1.704-2(b)(3).

"Nonrecourse Deductions" shall have the meaning, and the amount thereof shall be, as set forth in Treasury Regulations Section 1.704-2(c).

"Offering" shall mean an offering and sale of Units pursuant to the terms set forth in the applicable Memorandum.

"Offering Termination Date" shall mean January 31, 2015.

"Plan Asset Event" shall have the meaning set forth in Section 6.3.14(i).

"Preferred Return" shall mean, with respect to each Existing Member, an eight and a half percent (8.5%) per annum cumulative, non-compounded return on such Member's Unreturned Capital Contributions over the time period in question. "Preferred Return" shall mean, with respect to each Unit issued in the Mergers, a nine percent (9.0%) per annum cumulative, non-compounded return on the Member's Unreturned Capital Contributions relating to such Unit over the time period in question, plus an additional amount equal to the average per Unit accrued but unpaid Preferred Return of Existing Members as of the date of the closing of the Mergers. "Preferred Return" shall mean, with respect to each Unit issued in the Concurrent Private Placement, an eight and a half percent (8.5%) per annum cumulative, non-compounded return on such Member's Unreturned Capital Contributions over the time period, plus an additional amount equal to the difference between the $47,000 purchase price per Unit in the Concurrent Private Placement and the per Unit average Unreturned Capital Contributions of Existing Members as of the date of the closing of the Concurrent Private Placement.

"Prime Rate" shall mean the reference rate announced from time-to-time by The Wall Street Journal, and changes in the Prime Rate shall be deemed to occur on the date that changes in such rate are announced.

"Pro Rata Portion" shall mean an amount equal to the amount such Redeemed Member would have received in respect of the redeemed Unit had such Unit not been redeemed.

"Redeemed Member" shall mean a Member whose Unit(s) are redeemed by the Company pursuant to Sections 6.3.14(i), 10.4

"Redemption Effective Date" shall mean the date upon which the Manager determines to redeem a Redeemed Member's Units.

"Redemption Value" shall mean, with respect to a Redeemed Member's Unit, the fair market value of such Unit as of the applicable Redemption Effective Date, as determined in good faith by the Manager. In making such determination of fair market value, the Manager shall assume a hypothetical sale of all of the assets of the Company on the applicable date in a commercially reasonable manner and the satisfaction of Company liabilities and hypothetical distribution of the proceeds of such sale, net of estimated closing costs, as reasonably determined by the Manager pursuant to this Agreement. If the Redeemed Member disagrees with the Manager's determination of the Redemption Value of the applicable Unit in the Company, such Redeemed Member shall negotiate in good faith to resolve such disagreement, and if such Redeemed Member continues to disagree after negotiations are held, either side may request that an independent evaluator (who must be reasonably acceptable to the other party) be retained, whose valuation shall be final and binding on the Company and the Redeemed Member, and such valuation shall be deemed the Redemption Value. The Plan Asset Redemption Value, if paid by the Company, shall be paid to such Redeemed Member in cash by applying the Pro Rata Portion from amounts that would otherwise be Distributable Cash and Capital Proceeds to the Plan Asset Redemption Value until the Plan Asset Redemption Value has been fully paid. The Company will bear the cost of the independent evaluator.

"Regulatory Allocations" shall mean the allocations set forth in Section 3.2.

"REIT" shall have the meaning set forth in the recitals.

"REIT Shares" shall have the meaning set forth in the recitals.

"Repurchase Reserve" shall have the meaning set forth in Section 10.5.

"Securities Act" means the Securities Act of 1933, as amended.

"Subscription Agreement" shall mean the agreement, in the form attached to the Memorandum, by which each person desiring to purchase additional units and, if not currently a Member, become a Member shall evidence (i) the number of Units which such person wishes to acquire, (ii) such person's agreement to become a party to, and be bound by the provisions of, this Agreement and (iii) certain representations regarding the person's finances and investment intent.

"Subscription Payment" shall mean the cash payment that must accompany each subscription for Units sold through the Offering.

"Substituted Member" shall mean any person admitted as a substituted Member pursuant to Section 10 of this Agreement.

"Targeted Termination Units" shall have the meaning set forth in 2.1.10(b) hereof.

"Tax Payment" shall have the meaning set forth in Section 3.9.1 hereof.

"Termination Unit" shall represent an interest in the Company entitling the owner of the Termination Unit if admitted as a Member to the respective voting and other rights afforded to a Member holding a Termination Unit, and affording to such Member a share in Net Income, Net Loss and Distributions in each case as provided for in this Agreement. Termination Units shall not be considered Units for any purpose under this Agreement, other than Section 3.2.4. Termination Units shall only have the rights applicable to Termination Units as specified in this Agreement.

"Termination Unit Repurchase Price" shall mean the Book Value applicable to the Termination Unit or portion thereof being redeemed, calculated as of the end of the most recently completed calendar quarter prior to the date the Termination Unit Repurchase Price is paid but adjusted for any redemption payments made to the holder in respect of such Termination Unit.

"Terra Fund 1" shall refer to Terra Secured Income Fund, LLC.

"Terra Fund 2" shall refer to Terra Secured Income Fund 2, LLC.

"Terra Fund 3" shall refer to Terra Secured Income Fund 3, LLC.

"Terra Fund 4" shall refer to Terra Secured Income Fund 4, LLC.

"Terra Funds" shall have the meaning set forth in the recitals.

"Terra Fund Unitholders" shall have the meaning set forth in the recitals.

"Treasury Regulations" shall mean the applicable Final, Proposed, and Temporary Treasury Regulations promulgated under the provisions of the Internal Revenue Code of 1986, as amended.

"Unit" shall represent an interest in the Company entitling the owner of the Unit if admitted as a Member to the respective voting and other rights afforded to a Member holding a Unit, and affording to such Member a share in Net Income, Net Loss and Distributions as provided for in this Agreement. Termination Units shall not be considered Units for any purpose under this Agreement, other than Section 3.2.4. Termination Units shall only have the rights applicable to Termination Units as specified in this Agreement.

"Unreturned Capital Contributions" shall mean an amount equal to such Member's aggregate Deemed Capital Contributions less cumulative Distributions to date made to such Member pursuant to Section 4.1.1. Each Member's Unreturned Capital Contributions shall be calculated separately, as determined by the Manager, to account for such Member's holdings of multiple Units and/or Termination Units.

"Unreturned Invested Capital" shall mean, in respect of any Termination Unit, the Deemed Capital Contributions (or the equivalent) made by the Terra Fund Unitholders who received the Termination Unit in the Mergers, less the cumulative stated distributions of principal attributable to such Termination Unit, less any amounts paid in redemption of such Termination Unit after its issuance.